AMENDED AND RESTATED

                            ASSET PURCHASE AGREEMENT

      THIS AMENDED AND RESTATED ASSET PURCHASE AGREEMENT (this "AGREEMENT"), dated as of March 9, 2006, is by and among OneTravel Holdings, Inc., a Delaware corporation ("OTV"), FS SunTours, Inc., a Delaware corporation ("SELLER"), and CRYSTAL HOSPITALITY HOLDINGS, INC., a Delaware corporation ("BUYER").

                                    RECITALS
                                    --------

      A. OTV, Seller and Buyer entered into that certain Asset Purchase Agreement dated as of January 28, 2006 (the "ORIGINAL AGREEMENT") whereby Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, upon the terms and conditions set forth in the Original Agreement, substantially all of the assets of Seller.

      B. Pursuant to the Original Agreement, Seller agreed to assign to Buyer, and Buyer agreed to assume from Seller, upon the terms and conditions of the Original Agreement, certain specified liabilities of Seller.

      C. Pursuant to the Original Agreement, Seller, a wholly-owned subsidiary of OTV, and OTV made certain agreements in order to facilitate the transactions contemplated in the Original Agreement.

      D. OTV, Seller and Buyer now desire to amend and restate the Original Agreement as set forth herein.

                                    AGREEMENT
                                    ---------

      In consideration of the premises and mutual covenants, agreements and provisions of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

      1.1 For purposes of this Agreement, the following terms have the meaning set forth below:

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      "AFFILIATE" means, with respect to any Person: (i) any other Person directly or indirectly controlling, controlled by or under common control with the subject Person (including any partnership in which the subject Person serves as a general partner, any corporation in which the subject Person owns greater than 10% of the issued and outstanding voting capital stock or any limited liability company or joint venture in which the subject Person owns greater than 10% of the equity interests of such limited liability company or joint venture);
(ii) any officer, director, trustee or general partner of the subject Person;
(iii) any individual which is a spouse, descendant (natural and adopted) or ancestor (natural and adopted) of the subject Person, or (iv) any Person in which more than 10% of the voting or beneficial interests are owned by a Person who has a relationship with the subject Person described in clause (i), (ii) or
(iii) above; provided that, for the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

      "BUSINESS" means the business of Seller, namely the design, advertisement, sale and distribution of leisure travel products and services, including, without limitation, charter and tour packages including transportation and/or lodging.

      "BUYER INDEMNIFIED PARTIES" means Buyer and its Affiliates and Subsidiaries, and the officers, directors, shareholders, members, employees, attorneys, agents and fiduciaries of any of the foregoing.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CONSENT" means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Body.

      "CONTRACT" means any agreement, contract, license, lease, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "GAAP" means United States generally accepted accounting principles.

      "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, Permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "GOVERNMENTAL BODY" means any:

            (a) federal, state, county, municipal, city, town, village, district, or other jurisdiction or government of any nature;

            (b) governmental or quasi-governmental authority or any nature (including any governmental agency, branch, department, official, or other entity and any court or other tribunal); or

            (c) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "LEGAL REQUIREMENT" means any federal, state, local, municipal or other constitution, ordinance, regulation, statute, rule or other law adopted, enacted, implemented, or promulgated by or under the authority of any Governmental Body or by the eligible voters of any jurisdiction, and any agreement, approval, consent, injunction, judgment, license, Order, or Permit by or with any Governmental Body or to which Seller is a party or by which any of Seller or the Purchased Assets are bound.

      "LIEN" means any mortgage, pledge, hypothecation, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, encroachment, burden, title defect, title retention agreement, voting trust agreement, interest, equity, option, lien or right of first refusal.

      "ORDER" means any award, injunction, judgment, order, ruling, subpoena, or verdict or other decision entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

      "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person (e.g., a certificate of formation, articles of organization or certificate of limited partnership) and any agreement governing such Person (e.g., a limited liability company agreement, operating agreement or partnership agreement); and (c) any amendment to any of the foregoing.

      "PERMITS" means all permits, licenses, approvals and authorizations by or of any Governmental Body or any other party.

      "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, other entity or government (whether federal, provincial, state, county, city or otherwise, including, but not limited to, any instrumentality, division, agency or department thereof).

      "PROCEEDING" means any claim, suit, litigation, arbitration, hearing, audit, charge, investigation, or other action (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body, judge, arbitrator or mediator.

      "PROPRIETARY RIGHTS" means all intellectual property, confidential information, and proprietary information owned by or licensed to Seller, including, without limitation, registered company names and assumed names; patents and patent applications (including all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof) and patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); trademarks, service marks, trade dress, trade names and company names, together with the goodwill of Seller associated with and symbolized by such trademarks, service marks, trade dress, trade names and company names, in each case whether or not registered; registered and unregistered statutory and common law copyrights; domain names; all registrations, applications, extensions and renewals for any of the foregoing; trade secrets; lists of customers and potential customers; marketing and sales data and research; computer software; business plans, ideas, formulae, compositions, know-how, inventions, manufacturing and production processes and techniques, research and development information, drawings, specifications, list of suppliers, pricing and cost-information and records, blueprints, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, production methods, business and marketing proposals, plans, improvements, works of authorship, proposals, technical and computer data, databases, domain names, documentation and software, financial, business and marketing plans, and related information and other intellectual property, confidential information and proprietary rights.

      "SELLER INDEMNIFIED PARTIES" means Seller, OTV and their respective Affiliates and Subsidiaries, and the officers, directors, shareholders, employees, attorneys, agents and fiduciaries of any of the foregoing.

      "STATEMENT OF FIXED ASSETS" [Omitted].

      "TAX" means any and all federal, provincial, state, local or foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes, assessments and other governmental charges based on or measured by gross receipts, income, profits, sales, use and occupation, and franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, place of business, excise, natural resources, capital, severance, stamp, occupation, premium, windfall profit, environmental, customs, (or similar) duties, real or immovable property, personal or movable property, intangible property, capital stock, social security, employment, unemployment, disability, payroll, license, deductions at source employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; whether disputed or not, and including any transferee or secondary liability in respect of any tax (whether by law, contractual agreement, or otherwise) and any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary, or similar group.

      "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information and any amendment thereof) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

      "TRANSACTION DOCUMENTS" means each agreement being executed and delivered by a party to this Agreement pursuant hereto.

                                   ARTICLE II

                           PURCHASE AND SALE OF ASSETS
                           ---------------------------

      2.1 PURCHASED ASSETS.

            (a) Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to all Proprietary Rights of Seller (collectively, the "PURCHASED ASSETS").

            (b) Excluded Assets. All assets of Seller other than the Proprietary Rights of Seller are retained by Seller and are expressly excluded from the purchase and sale contemplated by this Agreement (collectively, the "EXCLUDED ASSETS").

      2.2 LIABILITIES.

              (a) Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall assume and agree to fully and timely perform, pay, satisfy and discharge all the liabilities and obligations arising under the Purchased Assets solely relating to Buyer's use of the Purchased Assets subsequent to Closing (collectively, the obligations and liabilities assumed under this Section 2.2, the "ASSUMED LIABILITIES").

            (b) Excluded Liabilities. Notwithstanding Section 2.2, Buyer shall not assume, be or become liable for any claims, demands, liabilities or obligations of Seller other than the Assumed Liabilities (the "EXCLUDED LIABILITIES"), including, without limitation, any liability or obligation whether arising prior to or subsequent to the Closing, arising out of the Seller's operation of the Business prior to or subsequent to the Closing, including, without limitation, any liability or obligation under any litigation relating to or arising out of Seller's operation of the Business, relating to or arising out of Seller's employment of persons prior to Closing (including under the Federal Worker Adjustment and Retraining Notification Act of 1988, as amended, and any successor law (the "WARN ACT"), or for any Taxes of Seller arising out of the transactions contemplated by this Agreement.

      2.3 CONVEYANCE AND ASSUMPTION. At the Closing, Seller and Buyer shall execute and deliver a Bill of Sale, Assignment and Assumption Agreement in the form reasonably acceptable to Buyer and Seller (the "BILL OF SALE"), pursuant to which Seller shall convey to Buyer the Purchased Assets and Buyer shall assume from Seller the Assumed Liabilities.

      2.4 CONSIDERATION AND ALLOCATION.

            (a) In consideration for the transfer and assignment of the Purchased Assets, on an annual basis until the earlier of the seven (7) year anniversary of the Closing or the termination of this Agreement, Buyer shall assume, pay or otherwise cause the discharge, waiver, forgiveness or release of an amount, measured at the full face amount, of Excluded Liabilities set forth on Schedule 2.4(a) (the "BUYER CREDIT") equal to or greater than $1,200,000. Buyer and Seller agree that the Buyer Credit shall be cumulative and shall be carried forward to all future annual obligations until such Buyer Credit is exhausted. In the event that during any annual period, the cumulative Buyer Credit is less than $1,200,000, Buyer shall pay Seller the difference in cash. Buyer shall pay each installment, if any, no later than ten days following the yearly anniversary of the Closing. Notwithstanding anything to the contrary contained in this Agreement, Buyer shall have no obligation to take any action relating to any Excluded Liability at any time.

            (b) All consideration paid pursuant to Section 2.4(a) shall be allocated for tax purposes among the Purchased Assets and the other consideration provided by Seller in accordance with the allocation as is reasonably acceptable to Seller, which acceptance shall not be unreasonably withheld. OTV, Buyer and Seller (a) agree to be bound, and to cause their respective Affiliates to be bound, by such allocation, (b) shall act, and cause their respective Affiliates to act, in accordance with such allocation in the preparation, filing and audit of any Tax Return and for all other tax and accounting purposes, and (c) shall not take any position or action inconsistent with such allocation.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

      As a material inducement to Buyer to enter into this Agreement, Seller represents and warrants to Buyer with respect to Seller, the Business, the Purchased Assets, the Excluded Assets, the Assumed Liabilities and the Excluded Liabilities, as applicable, and OTV represents and warrants to Buyer solely with respect to the representations and warranties contained in Sections 3.1(c), 3.1(d), 3.2, 3.3(b), 3.5(b), 3.6(c), 3.7(b), and 3.8(b) (the representations and warranties of Seller and OTV being several and not joint and not joint and several), as follows:

      3.1 AUTHORITY.

            (a) Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver, and to enter into and perform its obligations under, this Agreement and each of the Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the Transaction Documents by Seller and the consummation of the transactions contemplated hereby by Seller have been duly and validly authorized by all requisite corporate action, and no other proceedings on the part of Seller are necessary to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party. This Agreement has been duly executed and delivered by Seller. Each of the Transaction Documents to which Seller is a party will, at Closing, be duly executed and delivered by Seller.

            (b) Upon due execution and delivery, this Agreement and each of the Transaction Documents to which Seller is a party will constitute the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally,
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

            (c) OTV has the absolute and unrestricted right, power, authority and capacity to execute and deliver, and to enter into and perform its obligations under, this Agreement and each of the Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the Transaction Documents by OTV and the consummation of the transactions contemplated hereby by OTV have been duly and validly authorized by all requisite corporate action, and no other proceedings on the part of OTV are necessary to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party. This Agreement has been duly executed and delivered by OTV. Each of the Transaction Documents to which OTV is a party will, at Closing, be duly executed and delivered by OTV.

            (d) Upon due execution and delivery, this Agreement and each of the Transaction Documents to which OTV is a party will constitute the valid and binding obligation of OTV, enforceable against OTV in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

      3.2 OTV SHAREHOLDER AUTHORIZATION. The sale of the Purchased Assets pursuant to this Agreement does not constitute all or substantially all of the property and assets of OTV as such concept is defined under Delaware General Corporation Law Section 271 and does not require the approval or consent of the stockholders of OTV.

      3.3 NO CONFLICT.

            (a) Neither the execution and delivery of this Agreement or any Transaction Document by Seller nor the performance by Seller of the transactions contemplated hereby or thereby will conflict with or result in (with or without notice or lapse of time or both) a violation, breach, or default under, or result in the acceleration of or give rise to any party the right to terminate, modify or cancel under, or result in the loss of any rights, privileges, options or alternatives under, or result in the creation of any Lien on any of the Purchased Assets as the case may be, of (i) any provision of Seller's Organizational Documents, (ii) any resolution adopted by Seller's directors,
(iii) any Legal Requirement or any Order to which Seller or any of the Purchased Assets may be subject, or (iv) any Contract or other agreement or instrument to which Seller is a party or by which Seller or any of its properties or assets are bound, other than in the case of this clause (iv) any such conflicts, violations or defaults that, individually or in the aggregate, (A) have not had and could not reasonably be expected to have a material adverse effect, and (B) have not impaired and could not reasonably be expected to impair Seller's ability to perform its obligations hereunder. No Governmental Authorization is required to be obtained or made by Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by Seller, other than any required Consent in connection with the transfer of any Permit.

            (b) Neither the execution and delivery of this Agreement or any Transaction Document by OTV or Seller nor the performance by OTV or Seller of the transactions contemplated hereby or thereby to be performed by OTV or Seller, respectively, will conflict with or result in (with or without notice or lapse of time or both) a violation, breach, or default under, or result in the acceleration of or give rise to any party the right to terminate, modify or cancel under, or result in the loss of any rights, privileges, options or alternatives under, or result in the creation of any Lien on any of the Purchased Assets as the case may be, of (i) any Legal Requirement or any Order to which OTV may be subject, or (ii) any Contract or other agreement or instrument to which OTV is a party or by which OTV, or any of its properties or assets other than the Seller or the properties or assets of the Seller, are bound, other than in the case of this clause (ii) any such conflicts, violations or defaults that, individually or in the aggregate, (A) have not had and could not reasonably be expected to have a material adverse effect, and (B) have not impaired and could not reasonably be expected to impair OTV's ability to perform their respective obligations hereunder. No Governmental Authorization is required to be obtained or made by OTV in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by OTV. OTV is an "ultimate parent entity" within the meaning of Section 801.1(a)(3) of the rules of the Federal Trade Commission promulgated under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      3.4 [OMITTED] .

      3.5 LITIGATION.

            (a) Except as set forth on Schedule 3.5(a) hereto, there is no pending Proceeding that has been commenced or threatened in writing by or against Seller that (i) challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement, or (ii) is by or against or relating to Seller in connection with the Purchased Assets or the Business seeking unspecified damages, damages in excess of $10,000 or any injunctive or other equitable relief. There are no judgments unsatisfied against Seller or consent decrees or injunctions to which Seller or the Purchased Assets are subject.

            (b) Except as set forth on Schedule 3.5(b) hereto, there is no pending Proceeding that has been commenced or threatened in writing by or against OTV that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

      3.6 TITLE.

            (a) Seller is the sole and exclusive owner of and has good title to the Purchased Assets, has not granted any option, right, privileges or license to any third party that interferes or conflicts with the rights and privileges granted to Buyer hereunder, and has the full and sufficient right and authority to possess and convey, and, subject to the terms hereof, upon the consummation of the transactions contemplated by this Agreement, Seller will have conveyed and Buyer will be vested with, good and marketable title and interest in and to the Purchased Assets and all rights therein, free and clear of any and all Liens.

            (b) To the knowledge of Seller, no claims or actions have been asserted or are pending or threatened overtly in writing against Seller or against any third party (i) based upon or challenging or seeking to expressly deny or restrict the use of any of the Purchased Assets, (ii) alleging expressly that any products or services manufactured, marketed or sold by Seller infringe on any patent, trademark, copyright, or any other right of any third party or
(iii) alleging expressly that the use of the Purchased Assets does or may infringe upon the rights of any third party.

            (c) Prior to the Closing, OTV has sold, transferred, set over, conveyed, assigned and delivered to Seller all interest held by OTV, if any, in any Purchased Assets, which excludes all Toyota Scions.

      3.7 BROKERS OR FINDERS.

            (a) Other than in connection with that certain Consulting Agreement, dated October 26, 2005, by and among Seller, OTV and Crystal Finance LLC, none of Seller or any of its Affiliates or agents other than OTV has incurred and no action taken by Seller or any of its Affiliates or agents other than OTV in connection with this Agreement or the Transaction Documents or any transaction contemplated hereby or thereby, could be reasonably expected to give rise to any valid claim against Seller or its Affiliates other than OTV, or any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby and thereby. Other than in connection with that certain Consulting Agreement, dated October 26, 2005, by and among Seller, OTV and Crystal Finance LLC, none of OTV or any of its Affiliates or agents other than Seller has incurred and no action taken by OTV or any of its Affiliates or agents other than Seller in connection with this Agreement or the Transaction Documents or any transaction contemplated hereby or thereby, could be reasonably expected to give rise to any valid claim against OTV or its Affiliates other than Seller, or any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby and thereby.

      3.8 DUE INCORPORATION.

            (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to carry on the Business as presently conducted and to own or lease and to operate the properties of the Business presently owned or leased and operated.

            (b) OTV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      3.9 ABSENCE OF UNDISCLOSED LIABILITIES : EXCEPT AS SET FORTH IN SCHEDULE 3.5(A), Seller has no known existing debts, claims, commitments, liabilities or obligations of any nature arising out of or relating to the Purchased Assets.

      3.10 [OMITTED]

      3.11 [OMITTED]


      3.12 COMPLIANCE WITH LAWS; GOVERNMENTAL APPROVALS AND CONSENTS.

            (a) To the knowledge of Seller, Seller has complied in all material respects with all Applicable Laws required to be complied with by Seller applicable to the Purchased Assets.

            (b) [Omitted]

            (c) All Governmental Authorizations and Consents have been duly obtained and are in full force and effect, to the extent required and Seller is in compliance in all material respects with each of such Governmental Authorizations and Consents held by it with respect to the Purchased Assets.

      3.13 [OMITTED].

      3.14 [OMITTED].

         3.15     PROPRIETARY RIGHTS.

            (a) None of the Proprietary Rights owned by Seller is subject to any Lien in favor of any third party. None of Seller's rights in or to any of its Proprietary Rights shall be adversely affected by its execution or delivery of this Agreement or by the performance of its obligations hereunder. No claims with respect to any Proprietary Rights have been asserted or, to Seller's knowledge, threatened by any Person (i) against Seller, or (ii) to Seller's knowledge, against any other Person based on its use of any of the Proprietary Rights. To the knowledge of Seller, no use of any of the Proprietary Rights by any Person (including Seller) constitutes or has constituted an unauthorized use, infringement, misappropriation or other violation of the intellectual property or rights therein of any other Person and no valid grounds exist for any bona fide claims against Seller or any such Person with respect to any Proprietary Rights. Without limiting the generality of the foregoing, no Person ever employed or otherwise engaged by Seller has asserted or, to Seller's knowledge, threatened any claim against Seller alleging infringement, misappropriation or violation of any rights of such Person's intellectual property or rights therein or alleging or claiming any right or interest in or to the Proprietary Rights. To the knowledge of Seller, there has not been, nor is there presently, any unauthorized use, infringement, misappropriation or violation of any of the Proprietary Rights by any Person. Seller has the full right to possess, use, copy, distribute, display, transfer and license all Proprietary Rights used in the Business or covering any aspect of the Business.

            (b) No Proprietary Rights are subject to any outstanding order, award, decision, injunction, judgment, decree, stipulation or agreement in any manner restricting the transfer, use, enforcement or licensing thereof by Seller. Seller has not entered into any agreement to indemnify any other Person against any charge of infringement of any Proprietary Rights, except in connection with certain customer contracts made in the ordinary course of its business. Seller has not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Proprietary Rights.

            (c) To the knowledge of Seller, Seller has paid all material fees, annuities and all other payments which have heretofore become due to any Governmental Body with respect to the Proprietary Rights Seller has not transferred its title in or to any of the Proprietary Rights. To the knowledge of Seller, no Proprietary Rights (including any source code and any algorithm or documentation contained in or relating to such source code) has been supplied by Seller to any Person except pursuant to a binding license prohibiting further distribution and disclosure. All computer programs and software which are owned, used or licensed by Seller, and all computer programs and software transferred by Seller to its customers or any other transferees, conform in all material respects with all specifications, representations, warranties and other descriptions established by Seller or conveyed thereby to its customers or other transferees.

      (d) To the knowledge of Seller, all work performed by each of the current employees, independent contractors and consultants of Seller, and each of the former employees, independent contractors and consultants of Seller, was a "work made for hire" within the meaning of and pursuant to 17 U.S.C. ss.101.

      (e) No event or circumstance has occurred, will occur, exists, will exist or is contemplated (including, without limitation, by the authorization, execution or delivery of this Agreement or the consummation of any of the transactions contemplated hereby) that (with or without notice or the lapse of time) will or could reasonably be expected to result in the release, disclosure or delivery to any third party of any part of any source code (or any algorithm or documentation contained in or relating to any source code) underlying any Proprietary Rights.

      3.16 [OMITTED]

      3.17 [OMITTED].

      3.18 [OMITTED].

      3.19 DISCLOSURE. Assuming the accuracy of the representation and warranty of Buyer contained in Section 4.5, this Agreement (including the Exhibits and Schedules referred to herein) and the documents and instruments furnished to Buyer in connection with the Closing of the transactions contemplated by this Agreement, taken together as a whole, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. Anything in this Agreement to the contrary notwithstanding, Seller makes no representations or warranties with respect to any projections, forecasts or other similar forward-looking statements.

      3.20 NO RETENTION AGREEMENTS, ETC. There are no retention agreements, severance agreements, change of control agreements and similar arrangements to which Seller, on the one hand, and any employee, consultant or other Person, on the other hand, are a party.

      3.21 REAL PROPERTY HOLDING COMPANY. Seller is not a real property holding company within the meaning of Section 897 of the Code.

      3.22 [OMITTED]

      3.23 INSURANCE. The insurance plans and policies maintained by, or otherwise benefiting, Seller or the Business (collectively, the "INSURANCE POLICIES") To Seller's knowledge, the Insurance Policies are currently and have been at all times during their respective policy periods in full force and effect and such policies are and have been during all times of the operation of the Business by Seller reasonably adequate and sufficient to protect the operation and assets of the Business.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

      As a material inducement to Seller to enter into this Agreement, Buyer represents and warrants to, and covenants with, Seller as follows:

      4.1 AUTHORITY.

            (a) Buyer has the absolute and unrestricted right, power, authority and capacity to execute and deliver, and to enter into and perform its obligations under, this Agreement and each of the Transaction Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the Transaction Documents by Buyer and the consummation of the transactions contemplated hereby by Buyer have been duly and validly authorized by all requisite corporate action, and no other proceedings on the part of Buyer are necessary to authorize the execution, delivery and performance of this Agreement and each of the Transaction Documents to which it is a party. This Agreement has been duly executed and delivered by Buyer. Each of the Transaction Documents to which Buyer is a party will, at Closing, be duly executed and delivered by Buyer.

            (b) Upon due execution and delivery, this Agreement and each of the Transaction Documents to which Buyer is a party will constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

      4.2 No Conflict. Neither the execution and delivery of this Agreement or any Transaction Document by Buyer nor the performance by Buyer of the transactions contemplated hereby or thereby will conflict with or result in (with or without notice or lapse of time) a violation or breach, as the case may be, of (a) any provision of Buyer's Organizational Documents, (b) any resolution adopted by Seller's directors, or (c) any Legal Requirement or any Order to which Buyer or any of the Purchased Assets may be subject.

      4.3 Litigation. Other than with respect to the Mexicana claim as described in Schedule 3.5 (a) There is no pending Proceeding that has been commenced or threatened in writing by or against Buyer that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.

      4.4 [Omitted].

      4.5 Brokers and Finders. None of Buyer or its Affiliates or agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Transaction Documents or the transactions contemplated hereby.

      4.6 Withholding of Information. To Buyer's knowledge after due investigation with respect to Seller's Business, there are no material Contracts or liabilities of Seller that are not disclosed on a schedule to this Agreement, and there are no other violations of Seller's or OTV's representations or warranties existing that could reasonably be expected to give rise to Seller's or OTV's obligation to indemnify Buyer or any other Buyer Indemnified Party pursuant to ARTICLE IX of this Agreement or otherwise. In the event of any breach of this Section 4.6, (a) the matter, fact or circumstance at issue omitted from one or more schedules to the Agreement (an "OMITTED MATTER") shall be deemed for all purposes to have been disclosed as required on one or more schedules hereto, including as an Assumed Liability as appropriate, (b) neither Seller nor OTV shall have any liability to indemnify any Buyer Indemnified Party pursuant to ARTICLE IX of this Agreement or otherwise with respect to the liability arising from the Omitted Matter, and (c) Seller and OTV shall not have a claim against Buyer for a breach of this Section 4.6.

                                    ARTICLE V

                              INTENTIONALLY DELETED
                              ---------------------

      5.1 [OMITTED].

      5.2 [OMITTED].

                                   ARTICLE VI
                                   ----------

                         CONDITIONS PRECEDENT TO CLOSING

      6.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligation of each party hereto to effect the transactions contemplated hereby shall be subject to the satisfaction as of the Closing Date of the following conditions:
(a) no provision of any applicable law shall prohibit the consummation of the Closing and no suit, action or Proceeding by any third party or Governmental Body with respect to the transactions contemplated hereby shall be pending or Threatened in writing and (b) other than with respect to the Mexicana litigation as described in Schedule 3.5(a) no injunction, restraining order or Order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any other Governmental Body challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions.

      6.2 CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to effect the transactions contemplated hereby is subject to the fulfillment of the following conditions on or prior to the Closing Date (unless otherwise waived in writing by Buyer)

            (a) Representations and Warranties. The representations and warranties made by Seller herein that are qualified by materiality shall be true and correct in all respects and the representations and warranties made by Seller herein that are not qualified by materiality shall be true and correct in all material respects, each on the date hereof and on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation and warranty is specifically made as of a certain date, in which case such representation and warranty shall be true and correct in all respects or in all material respects, as applicable, as of such date, and Seller shall have delivered a certificate to Buyer executed by the President of Seller which certifies to the foregoing;

            (b) Performance of Obligations of Seller. Seller shall have performed or complied in all respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Seller on or before the Closing, and at such time Seller shall not be in default in the performance of or compliance with any of the provisions of the Agreement or the Transaction Documents to which Seller is a party, and Seller shall have delivered a certificate to Buyer executed by the President of Seller which certifies to the foregoing (such certificates, together with the certificates referred to in Section 6.2(a), the "SELLER'S CERTIFICATES");

            (c) Delivery of Closing Documents. Buyer shall have received all documents and other items to be delivered under Section 7.2;

      6.3 CONDITIONS TO OBLIGATION OF SELLER. The obligation of Seller to effect the transactions contemplated hereby are subject to the fulfillment of the following conditions on or prior to the Closing Date (unless otherwise waived in writing by Seller):

      (a) Representations and Warranties. The representations and warranties made by Buyer herein that are qualified by materiality shall be true and correct in all respects and the representations and warranties made by Seller herein that are not qualified by materiality shall be true and correct in all material respects, each on the date hereof and on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation and warranty is specifically made as of a certain date, in which case such representation and warranty shall be true and correct in all respects, or in all material respects, as applicable, as of such date, and Buyer shall have delivered a certificate to Seller executed by a senior executive of Buyer to Seller which certifies to the foregoing;

      (b) Performance of Obligations of Buyer. Buyer shall have performed or complied in all respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, and at such time Buyer shall not be in default in the performance of or compliance with any of the provisions of this Agreement or the Transaction Documents to which Buyer is a party, and Buyer shall have delivered a certificate executed by a senior executive of Buyer to Seller which certifies to the foregoing (such certificate, together with the certificate referred to in SECTION 6.3(A), THE "BUYER'S CERTIFICATES");


      (c) My Travel Release. A general release on behalf of Seller and OTV with respect to any claim relating to or arising out of the guarantee by OTV in favor of MyTravel USA Holdings, Inc. of the Purchase Price Note dated October 31, 2003 in the amount of $5,000,000 from Seller in favor of MyTravel USA Holdings, Inc. or any other obligations of OTV to MyTravel USA Holdings, Inc. Upon delivery of the release, Buyer shall receive a credit against the purchase price for the amount as reflected in Schedule 2.4(a).

      (d) Delivery of Closing Documents. Seller shall have received all documents and other items to be delivered under Section 7.3; and



                                   ARTICLE VII

                                     CLOSING
                                     -------

      7.1 CLOSING. The transactions that are the subject of this Agreement shall be consummated at a closing (the "CLOSING") which shall be held at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036 (or at such other place or in such other manner as the parties may mutually agree) on a date mutually satisfactory to all parties, but in no event later than two (2) business days after satisfaction or waiver of the conditions set forth in
ARTICLE VI (other than the conditions that by their terms shall be or must necessarily be satisfied at the Closing). The date of the Closing is sometimes referred to herein as the "CLOSING DATE".

      7.2 DELIVERIES BY SELLER. At the Closing, Seller shall deliver to Buyer the following (or the same shall be waived in writing by Buyer), all of which shall be deemed to be delivered simultaneously:

            (a) Instruments of Conveyance. The Bill of Sale duly executed by Seller and instruments of conveyance for any Seller Proprietary Rights reasonably requested by Buyer in form and substance reasonably satisfactory to Buyer;

            (b) Seller's Certificates. Duly executed Seller's Certificates;

            (c) Possession of Purchased Assets. Legal and actual possession of the Purchased Assets;

            (d) Opinion of OTV's Delaware Counsel. An opinion from OTV's Delaware legal counsel stating, subject to customary qualifications and assumptions for an opinion with respect to such subject matter, that the approval of the stockholders of OTV is not required in connection with the transactions contemplated hereby; and

            (e) Other Documents. Such other documents as Buyer may reasonably request for the purpose of consummating the transactions contemplated by this Agreement, including without limitation a document evidencing credit against the Buyer Credit pursuant to Section 2.4(a) in the amount provided in Schedule 2.4(a) for obtaining the release from MyTravel..

      7.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to Seller the following (or the same shall be waived in writing by Seller), all of which shall be deemed to be delivered simultaneously:

            (a) Instruments of Assumption. The Bill of Sale duly executed by Buyer;

            (b) Buyer's Certificates. Duly executed Buyer's Certificates; and

            (c) Other Documents. Such other documents as Seller may reasonably request for the purpose of consummating the transactions contemplated by this Agreement, including without limitation the MyTravel Release.


                                  ARTICLE VIII

                             COVENANTS AFTER CLOSING
                             -----------------------

      8.1 TERMINATION OF AGREEMENT BY BUYER.

            (a) This Agreement may be terminated by Buyer at any time subsequent to the Closing in the event that any order, decree or judgment of any court of Governmental Body having competent jurisdiction ("Order") modifies the Buyer's Credit pursuant to Section 2.4(a) hereof. Any right to terminate hereunder shall be exercised if, at all, within the earlier of: (a) twenty (20) days after the Order; or (b) such earlier date as required to comply with the Order.

            (b) If Buyer terminates this Agreement pursuant to this Section 8.1, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party, except as specified below; provided, however, that the provisions contained in Section 10.7 (Expenses), Section 10.9 (Consent to Jurisdiction; Forum Selection; Governing Law; Waiver of Jury Trial) and Section 10.15 (Interpretive Matters) shall survive termination of this Agreement. If this Agreement is terminated pursuant to Section 8.1(a) above, Seller and OTV each agree that their sole and exclusive remedy shall be that Buyer will redeliver to Seller all Purchased Assets provided by Seller in accordance with the transactions contemplated by this Agreement and the Transaction Documents and, in the event such termination is pursuant to applicable bankruptcy law, Buyer shall be entitled to an allowed super-priority administrative claim pursuant to the United States Bankruptcy Code having priority in right of payment over any and all other obligations, liabilities and indebtedness of the Seller, now in existence or hereafter incurred by Seller and over any and all administrative expenses or priority claims of any kind specified in, or ordered pursuant to, the United States Bankruptcy Code. Upon the termination of this Agreement, Buyer shall have no obligation to make any payment under Section 2.4(a).

      8.2 SELLER'S AND OTV'S ACCESS TO INFORMATION. After the Closing Date, Buyer will give, or cause to be given, to Seller, OTV and their representatives, during normal business hours, such reasonable access to the personnel, properties, titles, contracts, books, records, files and documents included in the Purchased Assets and, at Seller's expense, access to and copies of titles, contracts, books, records, files and documents included in the Purchased Assets, in each case to the extent reasonably necessary to allow Seller to obtain information in connection with the preparation and any audit of Seller's Tax Returns and any claims, demands, other audits, suits, actions or Proceedings by or against Seller as the previous owners and operators of the Purchased Assets and the Business.

      8.3 BUYER'S ACCESS TO INFORMATION. After the Closing Date, Seller and OTV will cooperate to give to Buyer and its representatives, during normal business hours, such reasonable access to the personnel, properties, titles, contracts, books, records, files and documents of Seller not included in the Purchased Assets and, at Buyer's expense, access to and copies of titles, Contracts, books, records, files and documents not included in the Purchased Assets to the extent reasonably necessary to allow Buyer to obtain information in connection with the operation of the Business, the preparation and any audit of Buyer's Tax Returns and any claims, demands, other audits, suits, actions or Proceedings by or against Buyer as the owner and operator of the Purchased Assets and the Business or as is reasonably necessary to enjoy the full benefit of any of the Purchased Assets.

      8.4 LIABILITY FOR TAXES; RETENTION OF RECORDS. In accordance with ARTICLE IX, Seller shall indemnify and hold Buyer harmless from and against all liabilities for Taxes imposed upon, or incurred by, Seller at any time or attributable to the operation of the Business of Seller prior to the time of the Closing. Buyer and Seller shall retain all books, records and other data pertaining to Tax matters with respect to the operation of the Business of Seller and the Purchased Assets for all open periods through the Closing Date. In particular, Buyer and Seller shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating thereto with respect to the operation of the Business of Seller and the Purchased Assets prior to the Closing Date, until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective Tax periods, or for any longer periods as may be required by any Governmental Authority or ongoing litigation, and shall make such records reasonably available at reasonable times upon reasonable notice to Seller, as may be reasonably required. Seller and OTV hereby grant Buyer the right, but not the obligation, to settle any Proceeding relating to any Tax.

      8.5 INSURANCE. From and after the Closing Date, Seller shall maintain each Insurance Policy as necessary to allow the recovery of any pending or current claim under any such Insurance Policy.

                                   ARTICLE IX

                                 INDEMNIFICATION
                                 ---------------


      9.1 INDEMNIFICATION BY SELLER. Subject to the other provisions of this
Article IX, from and after the Closing, Seller agrees to indemnify, defend and save each Buyer Indemnified Parties harmless from and against, and to promptly pay to each Buyer Indemnified Party or reimburse each Buyer Indemnified Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual or punitive damages or costs or expense of any and all investigations, Proceedings, judgments, environmental analysis, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts) (individually and collectively, the "LOSSES") sustained or incurred by such Buyer Indemnified Party relating to, resulting from, arising out of, or otherwise by virtue of, any of the following:

            (a) any breach of a representation or warranty made herein by Seller;

            (b) any non-compliance with or breach by Seller of any of the covenants or agreements contained in this Agreement to be performed by Seller;

            (c) any liability or obligation of Seller or any assertion against a Buyer Indemnified Party, arising out of or relating, directly or indirectly, to any of the Excluded Liabilities (exclusive of those liabilities listed in Schedule 2.4(a) or Excluded Assets, except for any claim arising from the pending litigation with Mexicana, as described in Schedule 3.5(a) for which, for purposes of clarification, Seller shall be obligated to indemnify the Buyer Indemnified Parties pursuant to this Section 9.1);

            (d) the ownership, operation or use of the Purchased Assets prior to the time of the Closing;

            (e) any claim for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation, execution or consummation of this Agreement based upon an alleged agreement between claimant and Seller, or any of its respective Affiliates; and

            (f) any claim arising out of or relating to this Agreement or the transactions contemplated by this Agreement relating to fraudulent conveyance of the Purchased Assets or any similar claim or theory of liability relating to Buyer's failure to pay sufficient or adequate consideration for the Purchased Assets; and

            (g) any failure by Seller to comply with any bulk sales laws applicable to the transactions contemplated hereby.

      Notwithstanding the foregoing, Losses for purposes of Section 9.2 shall be limitied to actual out of pocket expenses incurred by Buyer with a duty to mitigate Losses in all reasonable respects. Consequential, unfixed and contingent losses shall not be included in Losses for purposes of Section 9.2.

      9.2 INDEMNIFICATION BY OTV. Subject to the other provisions of this
Article IX, from and after the Closing, OTV agrees to indemnify, defend and save each Buyer Indemnified Parties harmless from and against, and to promptly pay to each Buyer Indemnified Party or reimburse each Buyer Indemnified Party for, any and all Losses sustained or incurred by such Buyer Indemnified Party relating to, resulting from, arising out of, or otherwise by virtue of, any of the following:

            (a) any breach of a representation or warranty made herein by OTV;

            (b) any non-compliance with or breach by OTV of any of the covenants or agreements contained in this Agreement to be performed by OTV; and

            (c) any claim arising out of or relating to any act or omission by OTV under or relating to this Agreement or the transactions contemplated by this Agreement, including, relating to a theory of liability relating to an allegation that Buyer did not pay sufficient or adequate consideration for the Purchased Assets; and

            (d) any claim for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation, execution or consummation of this Agreement based upon an alleged agreement between claimant and OTV, or any of its respective Affiliates.

      9.3 INDEMNIFICATION BY BUYER. Subject to the other provisions of this
Article IX, from and after the Closing, Buyer agrees to indemnify, defend and save Seller Indemnified Parties harmless from and against, and to promptly pay to each Seller Indemnified Party or reimburse each Seller Indemnified Party for, any and all Losses sustained or incurred by such Seller Indemnified Party relating to, resulting from, arising out of, or otherwise by virtue of, any of the following:

            (a) any breach of a representation or warranty made herein by Buyer;

            (b) any non-compliance with or breach by Buyer of any of the covenants or agreements contained in this Agreement to be performed by Buyer;

            (c) any liability or obligation of Buyer or any assertion against a Seller Indemnified Party, arising out of or relating, directly or indirectly, to any of the Assumed Liabilities;

            (d) the ownership, operation or use of the Purchased Assets following the Closing other than with respect to or in connection with the Excluded Liabilities. For purposes of clarification and not limitation, Buyer shall not be liable under this Section 9.3 or otherwise for any Losses arising from or relating to the use or ownership of the Purchased Assets prior to the Closing; and

            (e) any claim for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation, execution or consummation of this Agreement based upon an alleged agreement between claimant and any of Buyer or its Affiliates.

      9.4 INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS.

            (a) In the event that subsequent to the Closing any Person entitled to indemnification under this Agreement (an "INDEMNIFIED PARTY") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or Proceeding by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement (including, but not limited to, any domestic or foreign court or Governmental Body) (a "THIRD PARTY CLAIM") against such Indemnified Party, relating to a matter for which a party to this Agreement is required to provide indemnification under this Agreement (an "INDEMNIFYING PARTY"), the Indemnified Party shall give written notice regarding such claim (and attaching a copy of all papers served with respect to such claim) to the Indemnifying Party within thirty (30) days after learning of such claim (the "CLAIM NOTICE"). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "DEFENSE NOTICE") within thirty (30) days after receipt from the Indemnified Party of the Claim Notice, to conduct at its expense the defense against such claim in its own name, or, if necessary, in the name of the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume control of a Third Party Claim and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party if the Third Party Claim (i) seeks injunctive or other equitable relief, or (ii) involves criminal allegations against the Indemnified Party.

            (b) In the event that the Indemnifying Party shall fail to give the Defense Notice within the time period described above, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct such defense in good faith and to compromise and settle the claim without prior consent of the Indemnifying Party and such Indemnifying Party will be liable for all reasonable costs and expenses paid or incurred in connection therewith. The Indemnified Party may not settle the Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, if such settlement would lead to any liability or create any other obligation of the Indemnifying Party.

            (c) In the event that the Indemnifying Party does deliver a Defense Notice within the time period described above and thereby elects to conduct the defense of the subject claim, the Indemnifying Party shall diligently conduct such defense and the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing.

            (d) The Indemnifying Party may enter into any settlement of any Third Party Claim; provided, however, the Indemnifying Party may not enter into any settlement of any Third Party Claim without the prior written consent of the Indemnified Party if pursuant to or as a result of such settlement injunctive or other equitable relief would be imposed against the Indemnified Party.

            (e) Any final judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

            (f) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall provide reasonable access upon reasonable notice at reasonable times to properties and individuals as reasonably requested and furnish or cause to be furnished records, information and testimony, all at the expense of the Indemnifying Party.

      9.5 DIRECT CLAIMS. It is the intent of the parties hereto that all direct claims by an Indemnified Party against a party hereto not arising out of Third Party Claims shall be subject to and benefit from the terms of this Section 9.5. Any claim under this Section 9.5 by an Indemnified Party for indemnification other than indemnification against a Third Party Claim (a "DIRECT CLAIM") will be asserted by giving the Indemnifying Party written notice thereof (a "DIRECT CLAIM NOTICE"), and the Indemnifying Party will have a period of thirty (30) days within which to satisfy such Direct Claims, except for injunctive or equitable relief, which the Indemnified Party may pursue at any time. The Indemnifying Party shall only be deemed to reject such claim if it sends notice thereof to the Indemnified Party within such thirty (30) day period, in which event the Indemnified Party will be free to pursue such remedies as may be available to the Indemnified Party under this ARTICLE IX or otherwise. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party will be deemed to have accepted such claim.

      9.6 FAILURE TO GIVE TIMELY NOTICE. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this ARTICLE IX will not affect the rights or obligations of the Indemnifying Party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise materially damaged as a result of such failure to give timely notice.

      9.7 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties set forth in this Agreement or in any of the other Transaction Documents shall survive the execution and delivery of this Agreement and the consummation of the transactions until they expire and terminate on the date one
(1) year after the Closing Date, except the representations and warranties contained in Sections 3.1(a), 3.1(c), 3.2, 3.6(a) and 4.1(a) which shall survive indefinitely, and Section 3.10, which shall survive until the expiration of the applicable statute of limitations.

      9.8 CERTAIN LIMITATIONS. Notwithstanding anything to the contrary set forth in this Agreement (but subject to the terms of this Section 9.8), other than Losses arising out of fraud or willful misconduct of a party hereto, the obligation hereunder of any Indemnifying Party shall not include any special, punitive or consequential damages.

                                    ARTICLE X

                                  MISCELLANEOUS
                                  -------------

      10.1 NOTICES, CONSENTS, ETC. Any notices, consents or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served (a) when personally delivered,
(b) one (1) business day following delivery by sender to a nationally-recognized overnight courier service for pre-paid delivery on the succeeding business day, and (c) upon facsimile transmission (provided such facsimile machine emits a transmission confirmation), if such transmission occurs prior to 5:00 pm recipient's time on a business day so long as such notice is also sent by nationally recognized overnight courier for the following business day, or on the next succeeding business day if such transmission occurs at or after 5:00 pm recipient's time on a business day or on a day other than a business day so long as such notice is also sent by nationally recognized overnight courier for the following business day, in each case to the respective mailing addresses of each party hereto as provided below:

                  (a) If to Buyer:

                                    Crystal Hospitality Group, Inc.
                                    641 Shunpike Road, Suite 333
                                    Chatham, New Jersey 07928
                                    Attn:   Fabrizzio P. Busso-Campana
                                    Fax:    (908) 349-3043

                      with a copy to (which shall not constitute notice):

                                    Proskauer Rose LLP
                                    1585 Broadway
                                    New York, New York 10036-8299
                                    Attn:   Sheldon I. Hirshon, Esq.
                                    Fax:    (212) 969-2900

                  (b) If to Seller or OTV:

                                    1200 Lake Hearn Drive
                                     Suite 300
                                    Atlanta, Georgia 30319
                                    Attention:       Marc E. Bercoon
                                    Fax No.:(404) 943-1094

                      with a copy to (which shall not constitute notice):

                                    Katten Muchin Rosenman LLP
                                    525 West Monroe Street
                                    Chicago, Illinois 60661-3693
                                    Attention:       Matthew S. Brown, Esq.
                                                     Mark D. Guidubaldi, Esq.
                                    Fax No.:(312) 902-1061

      10.2 PUBLIC ANNOUNCEMENTS. No party hereto shall make any public announcement or filing with respect to the transactions provided for herein without the prior written consent of the other parties hereto (which consent shall not be unreasonably withheld or delayed), except as required by any Legal Requirement (including, but not limited to rules and regulations of the Securities Exchange Commission or the American Stock Exchange). Buyer acknowledges that upon each of the execution of this Agreement and the Closing OTV will issue a press release announcing the transactions contemplated herein, and the terms thereof, and file this Agreement and the Transaction Documents as publicly-available exhibits to a Current Report on Form 8-K with the Securities Exchange Commission.

      10.3 SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

      10.4 AMENDMENT AND WAIVER. This Agreement, or any provision hereof may be amended or waived; provided that any such amendment or waiver will be binding on Buyer only if such amendment or waiver is set forth in a writing executed by Buyer; provided further that any such amendment or waiver will be binding upon Seller only if such amendment or waiver is set forth in a writing executed by Seller; provided further that any such amendment or waiver will be binding upon OTV only if such amendment or waiver is set forth in a writing executed by OTV. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

      10.5 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.

      10.6 DELIVERY BY FACSIMILE. This Agreement, the Transaction Documents and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

      10.7 EXPENSES. Except as otherwise expressly set forth herein, each of Seller and OTV, on the one hand, and Buyer, on the other hand, shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

      10.8 HEADINGS. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience of reference only and shall not affect the construction or interpretation of any of its provisions.

      10.9 GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PROVISIONS THEREOF REGARDING CONFLICT OF LAWS. THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF DELAWARE.

      10.10 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS OR EVENTS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THE PARTIES EACH AGREE THAT ANY AND ALL SUCH CLAIMS AND CAUSES OF ACTION SHALL BE TRIED BY THE COURT WITHOUT A JURY. EACH OF THE PARTIES FURTHER WAIVES ANY RIGHT TO SEEK TO CONSOLIDATE ANY SUCH LEGAL PROCEEDING IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.

      10.11 ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any party without the prior written consent of the other party, which shall not be unreasonably withheld or delayed; provided, however, that each of Buyer, Seller and OTV shall be allowed to assign its rights and benefits hereto to an Affiliate thereof so long as such Affiliate assumes all obligations hereunder of Buyer or Seller and OTV, as applicable; and provided, further, that OTV shall be allowed to assign its rights and benefits hereto to any acquirer (by purchase, merger or otherwise) of substantially all of the common stock or assets of OTV, provided that such successor assumes all obligations of OTV hereunder.

      10.12 ENTIRE AGREEMENT. This Agreement, the Recitals and all the Schedules and Exhibits attached to this Agreement (all of which shall be deemed incorporated in the Agreement and made a part hereof), and the other Transaction Documents set forth the entire understanding of the parties, and supersede and preempt all prior oral or written understandings and agreements with respect to the subject matter hereof (including, but not limited to, any term sheet and/or other letter of intent), and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto. OTV, Seller and Buyer agree and acknowledge that this Agreement shall replace in its entirety the entire Original Agreement and that the Original Agreement is hereby terminated and shall have no further force or effect. and no party shall have any obligation or liability thereunder.

      10.13 THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, other than Buyer Indemnified Parties and Seller Indemnified Parties pursuant to and in accordance with ARTICLE IX hereof.

      10.14 INTERPRETATIVE MATTERS. Unless the context otherwise requires, (a) all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Agreement, (b) words in the singular or plural include the singular and plural, pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter and (c) the term "including" shall mean by way of example and not by way of limitation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or questions of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

      10.15 FURTHER ASSURANCES. Each of Buyer and Seller shall from time to time after the Closing, at the other party's reasonable request, promptly execute and deliver or cause to be executed and delivered such instruments of transfer, conveyance and assignment (in addition to those delivered at the Closing), and take or cause to be taken such other action, as such party may reasonably require, to effect, consummate, confirm, or evidence the transactions contemplated hereby or to more effectively transfer, convey and assign to, and put Buyer in actual possession and control of, each of the Purchased Assets, and to more effectively evidence the assumption by Buyer of or to permit Buyer to more effectively perform the Assumed Liabilities. Seller and Buyer will also do such acts as are reasonably necessary to perform their covenants and agreements herein and to consummate the transactions contemplated hereby and in the Transaction Documents.

      10.16 TRANSFER TAXES. Buyer shall pay any and all sales, use, transfer, stamp, conveyance, recording, value-added and other similar Taxes imposed under any applicable laws and recording and filing fees, notarial fees and other similar costs of Closing, with respect to the sale and transfer of the Purchased Assets to Buyer or otherwise on account of this Agreement, or any of the transactions contemplated hereby or thereby.

      10.17 BULK SALES LAWS. Buyer, Seller and OTV hereby waive compliance with all relevant bulk sales laws respecting the sale and purchase of the Purchased Assets, if any.

      10.18 CONFIDENTIALITY. Subject to Section 10.2 hereof, Seller and OTV will, and will cause their respective Affiliates to, hold in strict confidence, and will not use to the detriment of Buyer or any of its Affiliates, any confidential, secret or proprietary information with respect to Buyer or its Affiliates, the Business, Seller or the Purchased Assets. Notwithstanding the foregoing, Seller and OTV may disclose such information (i) if compelled to disclose the same by judicial or administrative process or by any other Legal Requirement, (ii) if the same hereafter is in the public domain through no fault of Seller or OTV, as applicable, or any of their respective Affiliates, as applicable, or (iii) if the same is later acquired by Seller or OTV, from another source neither Seller nor OTV, as applicable, nor any of their respective Affiliates is aware that such source is under an obligation to another Person to keep such information confidential.

      10.19 MAIL; PAYMENTS. After the Closing, Seller authorizes and empowers Buyer to receive and open all mail and other communications received by Buyer and to act with respect to such communications in such manner as Buyer may elect if such communications relate to the Purchased Assets (including the right to endorse checks and other instruments of payment), or, if such communications do not relate to the Purchased Assets, to forward the same promptly to Seller. Seller shall promptly deliver to Buyer any cash, checks or other instruments of payment received by Seller to which Buyer is entitled and shall hold the same in trust for the other until such delivery. Seller will endorse and/or pay over to Buyer all checks or other instruments of payment received by Seller to which Buyer is entitled hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
                            SIGNATURE PAGES FOLLOW.]

      IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date first written above.

                                            SELLER:

                                            FS SUNTOURS, INC.



                                            By: \s\ Matthew Holliday
                                               --------------------------------
                                            Name: \ Matthew Holliday
                                                 ------------------------------
                                            Its: President
                                               --------------------------------

                                            OTV:

                                            OneTravel Holdings, Inc.



                                            By: \s\ Marc E. Bercoon
                                               --------------------------------
                                            Name: \ Marc E. Bercoon
                                                 ------------------------------
                                            Its: President
                                                --------------------------------

                                            BUYER:



                                            CRYSTAL HOSPITALITY HOLDINGS, INC.

                                            By: \s\ Peter Gallic
                                               ---------------------------------
                                            Name: \ Peter Gallic
                                                 -------------------------------
                                            Its: President
                                                --------------------------------